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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-121443, No. 333-134389 and No. 333-151023 on Form S-8 and No. 333-162340 on Form S-3 of our report, dated March 1, 2011, relating to the consolidated financial statements of Interline Brands, Inc., a Delaware corporation, and its subsidiaries (the "Company") and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Interline Brands, Inc. for the year ended December 31, 2010.

/s/ Deloitte & Touche LLP

Jacksonville, Florida
March 1, 2011

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM